PEOPLES FINANCIAL SERVICES CORP.

50 MAIN STREET
HALLSTEAD, PA 18822

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PLACE..........................................	The American Legion Elk Lake Road South Montrose, PA
TIME............................................	10:30 a.m. E. S. T., on Saturday, April 26, 2003
ITEMS OF BUSINESS..............	(1)	To elect two Class II Directors to hold office for three years from the date of election and until their successors shall have been elected and qualified.
	(2)	To ratify the appointment by the Board of Directors for Beard Miller Company LLP, Certified Public Accountants and Consultants, as the independent auditors for the year ending December 31, 2003.
	(3)	To transact such other business as may properly be presented at the Meeting and any adjournment or postponement thereof.
RECORD DATE........................

Holders of Common Shares of record at the close of business on February 28, 2003 are entitled to vote at the Meeting.Holders of Common Shares of record at the close of business on February 28, 2003 are entitled to vote at the Meeting.

ANNUAL REPORT...................	The Company's 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING.......................

It is important that your Shares be represented and voted at the Meeting. Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

JOHN W. ORD PRESIDENT AND CEO

March 21, 2003

TABLE OF CONTENTS

PROXY STATEMENT .................................................................................................................	......................................3
Proxies....................................................................................................................................	......................................3
Required Vote.......................................................................................................................	......................................3
Cost of Proxy Solicitation ..................................................................................................	......................................4
Advance Notice Procedures...............................................................................................	......................................4
Shareholder Communication .............................................................................................	......................................4
GOVERNANCE OF THE COMPANY ........................................................................................	......................................4
Committees of the Board of Directors...............................................................................	......................................4
Compensation of Directors................................................................................................	......................................5
Compensation Committee Interlocks and Insider Participation.....................................	......................................6
Relationship with Independent Public Accountants.....................................................	......................................6
Section 16(a) Beneficial Ownership Reporting Compliance...........................................	......................................6
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS..........................................	......................................6
ELECTION OF DIRECTORS........................................................................................................	......................................7
Nominees for Terms Expiring in 2006................................................................................	......................................8
Directors Whose Terms Will Expire in 2004....................................................................	......................................8
Directors Whose Terms Will Expire in 2005......................................................................	......................................9
EXECUTIVE COMPENSATION................................................................................................	......................................9
Summary Compensation Table...........................................................................................	......................................9
Board Compensation Committee Report on Executive
Compensation.......................................................................................................................	....................................10
Option Grants in Last Fiscal Year.......................................................................................	....................................12
Equity Compensation Plans................................................................................................	....................................13
Retirement Plans....................................................................................................................	....................................13
Performance Graph................................................................................................................	....................................13
Executive Employment Agreements...................................................................................	....................................14
Relationships and Other Related Transactions................................................................	....................................15
REPORT OF THE AUDIT COMMITTEE...................................................................................	....................................15
Charter of the Audit Committee of the Board of Directors...........................................	....................................16
DIRECTORS AND EXECUTIVE OFFICERS..............................................................................	....................................17
OTHER MATTERS........................................................................................................................	....................................17

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Financial Services Corp., parent company of Peoples National Bank, for use at the Company’s Annual Meeting of Shareholders to be held on April 26, 2003, (the “Meeting”) at 10:30 a.m. E.S.T. at the American Legion, Elk Lake Road, South Montrose, Pennsylvania. The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about March 21, 2003.

PROXIES

The execution and return of the enclosed proxy will not affect a Shareholder’s right to attend the Meeting and vote in person. Any Shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy to the Secretary of the Company, Debra E. Dissinger, 50 Main Street, P0 Box A, Hallstead, Pennsylvania, 18822, or by attending the Meeting and electing to vote in person after giving written notice thereof to the Secretary of the Company. Shareholders of record at the close of business on February 28, 2003 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 2,105,642 shares of common stock outstanding (the “Common Stock”), par value $2.00 per share, each of which will be entitled to one vote at the Meeting.

If the enclosed proxy is appropriately marked, signed, and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class II Directors, and FOR the appointment of Beard Miller Company LLP, Certified Public Accountants and Consultants, as the independent auditors for the year ending December 31, 2003.

Shares represented by properly executed proxies on the accompanying form will be voted FOR the nominees of the Board of Directors named unless otherwise specified on the proxy by the Shareholder. Any Shareholder who wishes to withhold authority from the proxyholders to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company’s Board of Directors and management, however, have no present reason to believe that any nominee listed will be unable to serve as a Director, if elected.

REQUIRED VOTE

°

The presence, in person or by proxy,of the holders of a majority of the Shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner

°

Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment by the Board of Directors for Beard Miller Company LLP, Certified Public Accountants and Consultants, as the independent auditors for the year ending December 31, 2003. Abstentions and broker “non-votes” will not be considered as votes cast for purposes of the Meeting.

COST OF PROXY SOLICITATION

The expense of soliciting proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail. The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means.

ADVANCE NOTICE PROCEDURES

The By-Laws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any Shareholder of the Company. All nominations are referred to the Board of Directors for consideration. The By-Laws require that any nomination for Director by a Shareholder (other than by the Board of Directors) must be made by notice, in writing, delivered to the Secretary of the Company not less than 60 days prior to the date of a Shareholders’ Meeting.

Any Shareholder proposal for consideration at the Company’s Annual Meeting of Shareholders to be held in 2004 must be received by the Company at its principal office not later than December 5, 2003, in order to be considered at the 2004 Annual Meeting of Shareholders. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, PO Box A, Hallstead, PA 18822.

SHAREHOLDER COMMUNICATIONS

Highlights of the Meeting will be included in a quarterly report to Shareholders following the Meeting. You can obtain a transcript of the Meeting by writing to Shareholders’ Meeting Transcript Requests, 50 Main Street, PO Box A, Hallstead, PA 18822.

As a Shareholder, your comments pertaining to any aspect of Company business are welcome and assist Company Management in understanding the concerns of Shareholders.

GOVERNANCE OF THE COMPANY

Pursuant to the Pennsylvania General Corporate Law and the Company’s By-Laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the CEO and Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

During 2002, all of the Directors of the Company attended at least 75% of the aggregate of all meetings of the Company’s and the Bank’s Boards of Directors and Board committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors met five times during 2002 and the Bank’s Board of Directors met 12 times during 2002.

The Company’s Board of Directors is authorized, under the Company’s By-Laws, to create an Executive Committee and other Board committees. At present, no committees have been established, and all committee functions are performed by committees of the Bank’s Board. The Bank’s Board has seven standing committees — Executive, Compensation, Audit/Compliance, Asset/Liability, Human Resources and Marketing, Loan Administration, and Branch. There is no Nominating Committee.

The Executive Committee of the Bank met one time during 2002. It is a fixed committee comprised of the Chairman, the Vice Chairman, and the President. This committee may exercise the authority of the Bank’s Board to the extent permitted by law during intervals between meetings of the Board. The Executive Committee of the Bank may also be assigned other duties by the Bank’s Board.

The Compensation Committee of the Bank met one time during 2002. This committee reviews and recommends compensation policies and plans. Gerald R. Pennay was the Chairman of the Committee. The other Committee members were Jack M. Norris and John W. Ord. Mr. Ord is the current President and CEO of Peoples National Bank. While Mr. Ord was specifically excluded from any Committee discussion concerning his own compensation, he does participate in the Committee’s discussion concerning other key Executives’ compensation.

The Audit/Compliance Committee of the Bank met four times during 2002. It supervises the compliance and internal audit program of the Bank and recommends the appointment of, and serves as the principal liaison between, the Board and the Company’s independent accountants. The Audit/Compliance Committee also reports to the Board on the general financial condition of the Bank. During the year, the Board examined the composition of the Audit Committee and confirmed that the members of the Audit Committee are “independent” as defined by the Securities and Exchange Commission.

The Asset/Liability Committee of the Bank met 12 times during 2002. It monitors and helps control the Bank’s risk position by recommending the allocation of funds within guidelines for rate sensitivity, time deposits, liquidity, Federal Funds borrowing, loans, investments, dividends and tax position. The Asset/Liability Committee is responsible for developing such guidelines, guiding the Bank’s investments, and coordinating the Bank’s budget process.

The Human Resources and Marketing Committee of the Bank met four times during 2002. It is responsible for sound human resources management (e.g., in employment, compensation, and performance appraisals). This Committee is also responsible for evaluation, planning and supervision of the marketing of the Bank’s products and services and also oversees community relations and other public relations activities.

The Loan Administration Committee of the Bank met four times during 2002. It assists the Bank’s Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credit, floor plans, and compliance. The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank’s loan activities are carried out in accordance with loan policies. The Loan Administration Committee is also responsible for ensuring the adequacy of the Bank’s loan loss reserve.

The Branch Committees of the Bank each met 10 times during 2002. There is one committee assigned to each branch of the Bank. These Committees are responsible for monitoring the operations, goals, and profitability of the branches.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives $500 for each Bank Board meeting and committee members receive $200 for each committee meeting they attend. Mr. Ord is not compensated for committee meetings. All Outside Directors receive a retainer of $1,200 per year. The Chairman of the Board receives an additional $250 per month. Each member of the Board of Directors received $600 profit sharing based on results of 2002.

DIRECTORS STOCK OPTIONS

On May 2, 2002 each Director received an option to purchase 500 shares of Common Stock pursuant to the Company’s 1998 Stock Option Plan. These options have an exercise price of $27. The option will expire ten years from the date of the grant.

DIRECTORS LIFE INSURANCE

Each Director has $50,000 of split dollar life insurance with premiums paid by the Bank. The total of premiums paid in 2002 was $25,323. Under this split dollar life insurance agreement, the Company will receive an amount from the cash value or death proceeds of the policy equal to its premium advances.

DIRECTORS HEALTH INSURANCE

Health insurance is provided to Directors under the same terms and conditions as the Employees of the Bank. The total of premiums paid by the bank in 2002 was $13,180.

DIRECTORS RETIREMENT

The Company provides a retirement benefit to its non-employee directors. The plan requires a minimum of 10 years of service. After the 10th year, the director is granted an annual retirement distribution of $150 times the director’s number of years of service on the board. The Company has a mandatory retirement age of 70. During 2002, the company charged $19,907 to expenses for this benefit.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

John W. Ord is the only employee serving on the Compensation Committee of the Board of Directors. Mr. Ord is excluded from any discussion concerning his own compensation.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS

Representatives of Beard Miller Company LLP, the accounting firm which examined the financial statements, are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. The representatives of Beard Miller Company LLP will be available to respond to appropriate questions concerning the Annual Report presented by the Shareholders at the Annual Meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of holdings and transactions in Shares with the SEC. Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and Executive Officers with respect to the Company’s 2002 fiscal year were met.

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information concerning the beneficial ownership of the Company’s Common Shares as of 12/31/02, for: (a) each incumbent Director and each of the nominees for Director; (b) the most highly compensated Executive Officer who is not also a Director; and (c) the Directors and Executive Officer as a group. Except as otherwise noted, the named individuals or family members had sole voting and investment power with respect to such securities.

Beneficial Owners and Management DIRECTORS AND EXECUTIVE OFFICERS	Amount and Nature of *Beneficial Ownership	Percent of Class
Gerald R. Pennay	23,349	1.11%(1)
John W. Ord	45,879	2.18%(2)
Thomas F. Chamberlain	7,515	.36%(3)
Jack M. Norris	11,320	.54%(4)
George H. Stover, Jr	52,567	2.50%(5)
Debra E. Dissinger	10,045	.48%(6)
Russell D. Shurtleff	8,704	.41%(7)
All Directors and Executive Officers as
a Group	159,379	2.58%

*The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse, minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after February 28, 2003. Beneficial ownership may be disclaimed as to certain of the securities. All numbers have been rounded to the nearest whole number.

(1)	Includes 10,137 shares held jointly with spouse. Includes stock option grants of 2,625 shares.

(2)	Includes 8,519 shares of the Company’s Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Ord’s account. All other Shares are held jointly with spouse. Includes stock option grants of 3,250 shares.

(3)	Includes 736 shares held jointly with spouse. Includes stock option grants of 2,625 shares.

(4)	All shares are held jointly with spouse. Includes stock option grants of 2,625 shares.

(5)	Includes 24,971 shares owned solely by spouse. Includes stock option grants of 2,625 shares.

(6)	Includes 7,398 shares of the Company’s ESOP which have been allocated to Ms. Dissinger’s account. All other shares are held jointly with spouse. Includes stock option grants of 2,525 shares.

(7)	Includes 272 shares held jointly with wife and 77 shares held jointly with son. Includes stock option grants of 1,700 shares.

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the Company’s business shall be managed by a Board of Directors of not less than five, and not more than twenty-five persons. The Board of Directors of the Company, as provided in the Company’s By-Laws, is divided into three classes: Class I, Class II, and Class III, with each class being as nearly equal in number as possible. The Board of Directors of the Company presently consists of six members. The term of office of the Class II Directors elected at the Meeting will expire on the date of the Company’s Annual Meeting of Shareholders in 2006. The term of office of each continuing Director in Class I and Class III will expire on the date of the Company’s Annual Meeting of Shareholders in 2005 and 2004, respectively.

The person named in the enclosed proxy intends to vote such proxy for the election of each of the two nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors at the Annual Meeting.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR 2006:

JOHN W. ORD
RUSSELL D. SHURTLEFF

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, proxies may be voted for a substitute nominee selected by the Board of Directors.

The principal occupation and certain other information, as of the Annual Meeting record date, are set forth regarding such nominees and other Directors whose terms of office will continue after the Annual Meeting. Information about the Share ownership of the nominees and other Directors can be found on page 6.

                            NOMINEES FOR TERMS EXPIRING IN 2006

JOHN W. ORD, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1969. President and Chief Executive Officer of the Company and of the Bank since 1974. Committees: Bank’s Executive Committee and Compensation Committee. Age: 62

RUSSELL D. SHURTLEFF, Director of Peoples Financial Services Corp. and Peoples National Bank since 2000. Attorney at Law since 1988. Committees: Member of the Bank’s Tunkhannock/Meshoppen Branch Committee, Loan Committee, Audit/Compliance Committee, and Chairman of the Human Resources/Marketing Committee. Age: 40

                            CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

GERALD R. PENNAY, Director of Peoples Financial Services Corp. since 1986 and Director of Peoples National Bank since 1985. Owner, Gerald R. Pennay & Son Auctioneers located in Hop Bottom, Pennsylvania, since 1958. Committees: Member of the Bank’s Executive Committee, Compensation Committee, Hop Bottom/Nicholson Branch Committee, and Asset/Liability Committee. Age: 67

THOMAS F. CHAMBERLAIN, Director of Peoples Financial Services Corp. and Peoples National Bank since 1994. Nationwide Insurance Agent since 1972. Committees: Member of the Bank’s Hallstead Branch Committee, Loan Committee, Human Resources/Marketing Committee, and Chairman of the Audit/Compliance Committee. Age: 54

                           CLASS I DIRECTORS WHOSE TERM WILL EXPIRE IN 2005

JACK M. NORRIS, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1985. Retired as owner of B. K. Norris, a beverage distributor located in Susquehanna, Pennsylvania, in 1995. Committees: Member of the Bank’s Executive Committee, Susquehanna Branch Committee, Compensation Committee, and Asset/Liability Committee. Age: 69

GEORGE H. STOVER, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 1992. Real Estate Appraiser since 1972. Committees: Member of the Bank’s Hallstead Branch Committee, and Chairman of the Asset/Liability Committee. Age: 56

EXECUTIVE COMPENSATION

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the Executive Vice President who are the most highly compensated officers of the Company.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION SALARY		BONUS	OTHER ANNUAL COMPEN- SATION
John W. Ord	2002	$146,400	(1)	$20,000	$152,845	(2)
President And Chief Executive	2001	$139,400	(1)	$50,140	$ 26,208	(2)
Officer	2000	$131,600	(1)	$ 7,700	$ 25,059	(2)

Debra E. Dissinger	2002	$ 83,750		$12,188	$ 13,347	(3)
Executive Vice President	2001	$ 78,750		$37,605	$ 6,623	(3)

(1)     Includes Director’s fees of $7,500, $7,100, and $5,600, for 2002, 2001, and 2000, respectively.

(2)     Includes: Peoples National Bank’s contributions to 401(k) plan of $4,167, $3,969, and $3,780 for 2002, 2001, and 2000, respectively; ESOP contributions of $9,452, $7,000, and $6,040 for 2002, 2001, and 2000, respectively; Split Dollar Life Insurance premium payments of $1,504 for 2002, 2001, and 2000; and Supplemental Employee Retirement Plan contributions of $137,722 for 2002, and 13,735 for 2001, and 2000, respectively.

(3)     Includes: Peoples National Bank’s contributions to 401(k) plan of $2,512 and $2,484 for 2002 & 2001, respectively; ESOP contributions of $6,068 and $4,139 for 2002 & 2001, respectively and Supplemental Employee Retirement Plan contributions of $4,767 for 2002.

The aggregate cash compensation paid to the two Executive Officers of the Company and the Bank for services performed during 2002 was $262,338.

The Bank provides an automobile for its President & CEO in connection with the Bank’s business. The value of any resulting personal benefit, which is not directly related to job performance, is not included above.

The Bank has in effect a Directors’ and Officers’ liability insurance policy from the Fidelity and Deposit Company of Maryland to cover certain liabilities, losses, damages, and expenses that the Bank’s Directors and Officers may incur in such capacities. Annual premiums for this policy are $8,129.

The following Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating this Policy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

This Report of the Compensation Committee covers the following topics:

°	Role of the Corporate Governance and Compensation Committee relative to the compensation program
°	Executive Compensation Guiding Principles
°	Components of the Compensation Program
°	Compensation of the Chief Executive Officer

ROLE OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

The Committee is made up of three members of the Board of Directors. Two of them are not current or former employees of the Company. The Committee sets the overall compensation principles of the Company and reviews the entire program at least annually. This includes each element described below, the measurement used to make payments of awards under the Company’s incentive plans and the overall effectiveness of the program. The committee specifically reviews and establishes the individual compensation levels for the top four members of the senior leadership team, including the Chief Executive Officer. The committee has considered the advice of an independent outside consultant in determining the appropriateness and the level of compensation.

EXECUTIVE COMPENSATION GUIDING PRINCIPLES

Peoples National Bank has developed a compensation program that is intended to motivate and retain the key talent it needs to be a market leader in a highly competitive industry. The Committee and the Company’s leadership team developed this program to support the Company’s aggressive business strategy. The following principles guided the development of the program:

°

Compensation opportunity should be related to performance. That is, if Peoples National Bank’s and the individual’s performance are at the median of those companies with whom we compete for talent, then pay should also be at the median. Opportunity should increase proportionately if Peoples National Bank’s or the individual’s performance is above the median. On the other hand, if performance is at less than the median, any award payment will be at the Committee’s discretion.

°

Ownership of the Company’s shares should be pervasive throughout the Company with each individual having a number of opportunities to own Peoples Financial Services Corp. stock. To that end, stock options were granted to all eligible employees in May 1998. In May of each following year, stock option grants were made to key officers. The overall intent is to encourage each employee to be, and to behave like, an owner of the business.

°

As described later in this report, our compensation programs are designed to balance short- and long-term financial objectives, build Shareholder value and reward for individual, team and corporate performance.

°

The proportion of total pay that is at risk against individual and Company performance objectives increase with the more senior positions. For example, in 2002, approximately 25% of the President’s total target pay opportunity was at risk against short- and long-term performance goals.

Survey data is compiled by an independent outside consultant to ensure that our total program is competitive. Compensation data includes 106 institutions, which includes 79 commercial banks or bank holding companies, 24 savings institutions, and 3 credit unions.

COMPONENTS OF THE COMPENSATION PROGRAM

The three components of the total compensation program are:

°	Base Salary
°	Short-Term IncentivesLong-Term
°	Incentives

1. Base Salary

Base salaries for all Officers have been set at levels that are comparable to similar positions at other companies with whom we compare for compensation purposes.

2. Short-Term Incentives

The annual bonus component of incentive compensation is designed to align executive pay with short-term (annual) performance of the Company.

In 2002, the annual bonus opportunity was based on the goals and objectives set forth in the strategic plan. Distribution of bonuses was based on job position and performance ratings.

3.     Long-Term Incentives:

The Bank has an employee stock ownership plan covering substantially all Employees. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year.

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary.

On May 1, 1998, the company made a grant of stock options to substantially all employees. These options have an exercise price of $22.20 (price adjusted to reflect the Company’s five for two stock split in September 1998). The option vests after five years of service and will expire ten years from the date of the grant. For 1999, 2000, 2001 and 2002, stock option grants were made to key officers. The exercise price of these grants are $25.50, $27.50, $24.75, and $27.00, respectively. These option grants have an expiration date of 10 years from the date of the grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

In fiscal 2002, the Company’s most highly compensated Officer was John W. Ord, CEO and President. In 2002, Mr. Ord’s total compensation included 75% in base salary, 10% in short-term incentive, and 15% in long-term compensation.

The guidelines and factors considered by the Committee in determining compensation include corporate profitability measured by return on assets, stock prices, asset quality, loan loss reserve levels, market share, regulatory capital strength, cost control, and regulatory examination. The Committee based compensation on the fact that the company performed well in a time when the market conditions were very challenging. The company maintained its competitive position .

Base Salary:

The Committee increased Mr. Ord's base salary from $139,400 in 2001 to $146,400 in 2002 and Mrs. Dissinger's from 78,750 in 2001 to $83,750. Mr. Ord's base pay includes Director's fees.

Short-Term Incentives:

The Committee assessed Mr. Ord’s and Mrs. Dissinger’s performance in determining their short-term incentive awards. The goals and objectives set forth in the strategic plan were achieved through their leadership efforts therefore they were awarded bonuses of $20,000 and $12,188, respectively.

Long-Term Incentives:

The Bank has an employee stock ownership plan covering substantially all Employees. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year. $9,452 was contributed to Mr. Ord’s account and $6,068 to Mrs. Dissinger’s account for the year-ending 2002.

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary. Mr. Ord received $4,167 and Mrs. Dissinger received $2,512 in employer contributions in 2002.

Peoples National Bank maintains an excess benefit plan for Mr. Ord. Under this plan, which is a non-qualified plan, Mr. Ord will receive a supplemental payment in order to provide him with an annual retirement benefit.

The Company made a grant of stock options to key management. Grants for 2002 were made May 2, 2002. These options have an exercise price of $27. The option will expire ten years from the date of the grant. A total of 500 shares were granted to Mr. Ord and 400 shares to Mrs. Dissinger under the 2002 Stock Option Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        INDIVIDUAL GRANTS
                ---------------------------------------------------------------------------------------------------------------------------

NAME ------------	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED (#) ----------------------	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES -------------------------	EXERCISE PRICE ($/SH) --------------------	EXPIRATION DATE -------------------------	GRANT DATE PRESENT VALUE ($) ----------------
John W. Ord	500	12.82%	$27.00	5/2/2012	*$1,750
Debra E. Dissinger	400	10.26%	$27.00	5/2/2012	*$1,400

Mr.Ord has an aggregate amount of stock option grants of 3,250 shares that have a grant date present value of *$11,375. Mrs. Dissinger has an aggregate amount of stock options of 2,525 shares that have a grant date present value of *$8,837.50.
*Black-Scholes Option Pricing Method

EQUITY COMPENSATION PLANS

The following table discloses the number of outstanding options, warrants and rights granted by the corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by	52,770	$ 24.99	*72,230
stockholders
Equity compensation plans not approved by	0	0	0
stockholders
Total	52,770	$ 24.99	72,230

* Securities for future issuance are not registered and are issued at the discretion of the Board of Directors on an annual basis.

RETIREMENT PLANS

Employee Stock Ownership Plan The Company maintains an Employee Stock Ownership Plan (the “ESOP”) that was established as of January 1, 1983. The purpose of the ESOP is to promote in Employees the strongest interest in the successful operation of the Company’s business and loyalty to the organization, in addition to increasing efficiency in their work. The ESOP also provides the Employees with an opportunity to share in the prosperity of the Company’s business by means of stock ownership.

In general, each employee of the Bank who has attained the age of 21 years is eligible to participate in the ESOP, provided he or she has been employed for at least one year and is credited with at least 500 hours of service. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total compensation for the plan year. Shares of Company stock owned by the plan are included in the earnings per share calculation, and dividends on these shares are deducted from undivided profits. During 2002, contributions to the plan charged to operations were $126,000. Under the terms of the ESOP, the Trustee (Benefit Plans Administrators) must invest assets primarily in Common Stock of the Company.

Under the ESOP, employee-participants are entitled to voting rights attributable to stock allocated to their accounts.

Effective August 1, 1994, the Bank maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary. During 2002, employer contributions to the plan charged to operations were $58,010.

PERFORMANCE GRAPH

The following graph and table compare the cumulative total shareholder return on the Corporation’s Common Stock during the period of December 31, 1997, through and including December 31, 2002, with the S&P 500 Index and the NASDAQ Bank Index. The comparison assumes $100 was invested on December 31, 1997, in the Corporation’s Common Stock and in each of the indices below and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.

	1997	1998	1999	2000	2001	2002
Peoples Financial Services Corp.	$ 100	$ 152	$ 167	$ 140	$ 160	$ 178
NASDAQ - Bank Index	$ 100	$ 88	$ 81	$ 93	$ 102	$ 107
S&P 500 Index	$ 100	$ 127	$ 151	$ 136	$ 118	$ 91

EXECUTIVE EMPLOYMENT AGREEMENTS

In February 1997, the Company entered into an employment agreement with John W. Ord, President and Chief Executive Officer of the Company. The agreement is for an initial three-year term and is renewed annually for a three-year term unless notice of nonrenewal is given by either party in which case the agreement will expire at the end of the existing term.

The agreement provides for a base salary of a minimum of $100,000 per year and for such incentive bonuses as may be awarded to the Executive under any incentive compensation plan which may be in effect or otherwise in the discretion of the Board of Directors. If the Executive ‘s employment is terminated without “cause” (as defined in the agreement) or the Executive terminates his employment for “good reason” (as defined in the agreement) following a “change in control” of the Company, the Executive becomes entitled to severance benefits under the agreement. “Good reason” includes a reduction in title, responsibilities, or authority, a reassignment, which requires the Executive to move his principal residence, a reduction in salary, or a failure to provide the Executive with comparable benefits following a “change in control.” If any such termination occurs following a “change in control,” the Executive will be entitled generally to a lump-sum payment equal to 2.99 times his average annual compensation for the five years preceding the year of termination. In the event that the Executive’s employment is terminated by the Company without “cause” in the absence of a “change in control,” the Executive will be entitled generally to a lump-sum payment equal to 2.0 times the sum of his highest annual compensation in the prior three years plus certain pension and welfare benefits received in the relevant year.

Mr. Ord’s agreement contains provisions restricting his ability to compete with the Company under certain circumstances following termination of his employment.

In February 1997, the Company also entered into a severance agreement with Debra E. Dissinger, Executive Vice President of the Company, which provides for certain severance benefits in the event Mrs. Dissinger ‘s employment is terminated or she resigns for specified reasons following a “change in control” of the Company. Under this agreement, Mrs. Dissinger would be entitled generally to a severance benefit equal to 2.0 times her average annual compensation for the five years preceding the year of termination. No benefits are payable under this agreement in the event Mrs. Dissinger’s employment is terminated for “cause” or in the event her employment is terminated for any reason prior to a “change in control.” The specified reasons for termination under this agreement is substantially similar to the events of “good reason” contained in Mr. Ord’s agreement.

RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

Some of the Directors and Officers of the Company, and the companies with which they are associated, are customers of, and during 2002 had banking transactions with, the Bank in the ordinary course of the Bank’s business, and intend to do so in the future. All loans and commitments to loan included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank’s Management, do not involve more than the normal risk of collection or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent the company specifically incorporates the report by reference therein.

The Company’s Board of Directors does not have an Audit Committee. The Audit Committee of the Bank performs the same functions as an Audit Committee of the Company. The members of the Bank’s Audit Committee are Thomas F. Chamberlain, Russell D. Shurtleff, Esquire, and Richard S. Lochen, Jr., CPA. The committee met four times during fiscal 2002. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal management auditors, in each case without the presence of the Company’s management. In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Audit Fees Audit fees billed to the Company by Beard Miller Company LLP during the Company’s 2002 fiscal year for the audit of the Company’s annual financial statements and the review of financial statements included in the Company’s quarterly reports on Form 10-Q totaled $32,975. Fees for all other non-audit services, including tax related services, totaled $8,723.

Financial Information Systems Design and Implementation Fees The Company did not engage Beard Miller Company LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year ended December 31, 2002.

The Audit Committee of the Bank has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2002, and discussed them with management and the Company’s independent accountants, Beard Miller Company LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the US Statements of Auditing Standards Nos. 61, 89 and 90. The Bank’s Audit Committee has received from the independent accountants the written disclosures and letter required by the US Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants’ independence from the Company and management with the accountants. Based on the review and discussions, the Bank’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2002, be included in the Company’s Annual Report and its Form 10K for that fiscal year.

Members of the Audit Committee:
Thomas F. Chamberlain
Russell D. Shurtleff, Esquire
Richard S. Lochen, Jr., CPA

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The responsibilities of the Board of Directors of Peoples Financial Services Corp. include oversight of the Company’s systems of internal control, preparation and presentation of financial reports and compliance with applicable laws, regulations and Company policies. Through this Charter, the Board delegates certain responsibilities to the Audit Committee to assist the Board in fulfilling their duties to the Company and the shareholders. The purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company's financial statements
•	the adequacy of the Company's system of internal controls
•	the Company's compliance with legal and regulatory requirements
•	the performance of the Company's independent auditors and of the Company's internal audit function
•	the qualifications and independence of the Company's independent auditors

Authority The Committee shall be given the resources and assistance necessary to carry out its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage outside legal, accounting and other advisors as it deems necessary.

Membership The Committee shall consist of two or more directors, who will be appointed annually and will be subject to removal at any time by the Board of Directors. All members shall meet the independence requirements. All members shall be financial literate, having a basic understanding of financial controls and reporting. At least one Committee member shall also have accounting or related financial management expertise. No member of the Audit Committee shall receive any compensation from the Company other than his or her Directors’ fees and benefits.

Procedures The Committee shall meet at least four times a year and may call special meetings as required. The Chair of the Committee or the Chairman of the Board may call meetings. The presence in person or by telephone of three members shall constitute a quorum. The results of the meetings will be reported regularly to the full board.

Responsibilities The Committee shall monitor the actions of management as follows:

•	the Committee shall monitor the preparation of the Company’s quarterly and annual financial reports;
•	the Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors; and
•	the Committee shall have the responsibility for determining that the Management Audit and Compliance Department is effectively discharging its responsibilities.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board of Directors presently consists of six members. The Company’s Board of Directors is divided into three classes, one-third (as nearly equal in number as possible) of who are elected annually to serve for a term of three years.

The following information is set forth in the table entitled “Company’s Board of Directors”:

•	name,
•	age,
•	term of office
•	the principal occupations of such individuals during the past five years.

The executive officers are appointed to their respective offices annually. All directors of the Company also serve as directors of Peoples National Bank. Unless otherwise indicated, the principal occupation listed for a person has been the person’s occupation for at least the past five years. Because a majority of persons listed served as officers or directors of Peoples National Bank prior to the formation of the Company in 1986, the table indicates the earliest year a person became an officer or director for Peoples National Bank or the Company.

Name	Age	Position on Board	Year Elected	Year Term Expires	Occupation
Gerald R. Pennay	67	Chairman	1985	2004	Gerald R. Pennay
					& Sons Auctioneer
John W. Ord	62	President & CEO	1969	2003	President of Peoples National
					Bank
Thomas F. Chamberlain	54	Director	1994	2004	Nationwide Insurance Agent
Jack B. Norris	69	Director	1985	2005	Retired Owner, B.K. Norris
					Distributors (Beverage)
George H. Stover, Jr	56	Director	1992	2005	Real Estate Appraiser
Russell D. Shurtleff	40	Director	2000	2003	Attorney at Law
Debra E. Dissinger	48	Secretary	N/A	N/A	EVP of Peoples National Bank

There are no family relationships among any of the executive officers or directors of the Company. Executive Officers of Peoples National Bank are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

OTHER MATTERS

Management knows of no business other than as described previously that is planned to be brought before the Meeting. Should any other matters arise, however, the person named on the enclosed proxy will vote in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with his/her best judgment.